Exhibit 99.1

Contact:  Joyce Strand (650) 631-3138

Nektar Revises Accounting Treatment of Convertible Note Exchange Transactions;
No Impact on Cash, Revenue, Operating Expenses, or Operating Loss

San Carlos, Calif., April 13, 2004 – Nektar Therapeutics (Nasdaq:NKTR) today announced a revision of the accounting for convertible note exchange transactions completed in October 2003 and January 2004.  These revisions have no impact on the company’s cash position, revenue, operating expenses, or operating loss.

The change in the accounting for the exchange transactions completed in October 2003 has resulted in the restatement of non-cash gain, net loss and net loss per share reported in the company’s fourth quarter and year-end 2003 financial statements.  There is no restatement related to the revision of the accounting for the January 2004 exchanges, as the revised accounting treatment will be applied to the first quarter 2004 financial results when reported.

Revision of Accounting Treatment of Convertible Note Exchange Transactions

In October 2003, Nektar exchanged $87.9 million of convertible subordinated notes due in 2007 for $59.3 million of convertible subordinated notes due in 2010.  As part of its fourth quarter and year-end 2003 results, the company had previously reported a non-cash gain of $26.9 million from the October 2003 exchanges under Accounting Principles Board (APB) Opinion No. 26, “Early Extinguishment of Debt”.  Ernst & Young, the company’s independent auditors, had concurred with this accounting treatment for the October 2003 exchanges.

In January 2004, the company exchanged an additional $9.0 million of convertible notes due in 2007 for 575,605 shares of Nektar common stock.  On March 5, 2004 in its Annual Report on Form 10-K, Nektar indicated that it expected to record a non-cash expense of approximately $1.2 million for the January 2004 transaction when it reports its financial results for the quarter ended March 31, 2004.  The company applied APB 26 to calculate this non-cash expense as well.

Further research and re-evaluation of applicable accounting literature has led the company to conclude that different accounting standards are more applicable to its exchange transactions.  Nektar is now using Emerging Issues Task Force (EITF) Issue No. 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” to calculate the non-cash gain from the October 2003 transactions and Statement of Financial Accounting Standards (FAS) No. 84, “Induced Conversions of Convertible Debt” for the January 2004 transaction.  Using these accounting standards, Nektar is reporting a non-cash gain of $7.7 million and an increase to paid-in capital of $19.2 million from the October 2003 convertible exchange transactions instead of the $26.9 million non-cash gain originally reported and expects to report approximately a $7.7 million non-cash expense for the January 2004 transaction.

The company’s independent auditors concur that EITF 96-19 and FAS 84 are the appropriate accounting standards for determining the accounting for these transactions.

Restatement of 4th Quarter and Year-End Net Loss, and Net Loss Per Share

As a result of the revised accounting for the October 2003 transactions, the company’s restated net loss for the fourth quarter and year ended December 31, 2003 is $15.7 million or $(0.28) per share and $65.9 million or $(1.18) per share, respectively, instead of the previously reported net income of $3.5 million, or $0.06 per share, and net loss of $46.7 million, or $(0.84) per share, respectively.  There is no restatement related to the revisions of the accounting for the January 2004 exchange transaction.

No Impact on Cash Position, Revenue, Operating Expenses or Operating Loss

The accounting revisions announced today have no impact on the company’s cash position, revenue, operating expenses, or operating loss either in its previously reported fourth quarter and fiscal year ended December 31, 2003 financial results or in its to-be-reported first quarter 2004 financial results.

“The convertible debt exchanges we completed in October 2003 and January 2004 decreased our total debt by $37.6 million and extended the maturity of $59.3 million of debt by three years.  The exchanges strengthened our balance sheet and made good business sense for Nektar.  The research conducted last fall and earlier this year to determine how to account for these exchanges led us to a specific accounting treatment, APB 26, that appeared relevant to these transactions,” said Ajit S. Gill, president and CEO of Nektar Therapeutics.

Gill continued, “Based on research of applicable accounting standards to account for the redemption of our convertible subordinated notes due 2010 completed on March 29, 2004, we determined that further review of the accounting for the October 2003 and January 2004 convertible exchange transactions was warranted.  As part of this review, we researched additional references in the accounting literature that were not originally considered for these exchange transactions.  After extensive analysis, we believe that EITF 96-19 and FAS 84 provide more appropriate ways to account for the convertible note exchange transactions and are more consistent with current accounting practice.”

Gill added, “It is important to understand that these revisions in accounting methods for convertible exchanges do not affect our on-going business.  Our cash position, revenue, operating expenses, and operating loss are not affected by these revisions.”

The company will amend and file its revised 10-K for the year-ended December 31, 2003 with the Securities and Exchange Commission shortly.

Conference Call Information

Ajit Gill will host a conference call today for analysts and investors beginning at 2:15 p.m., Pacific Time, to further discuss this accounting revision.

Investors can access a live audio-only Webcast through a link that will be posted on the Investor Relations section at Nektar’s Web site at http://www.nektar.com. The Web broadcast of the conference call will be available for replay through April 27, 2004.

Analysts and investors can also access the conference call live via telephone by dialing (888) 862-6557 (U.S.); (630) 691-2748 (international). The passcode is Nektar and the leader is Mr. Ajit Gill. An audio replay will be available shortly following the call through April 27, 2004, and can be accessed by dialing (877) 213-9653 (U.S.) or (630) 652-3041 (international) with a passcode of 8834103#.

About Nektar

Nektar Therapeutics provides industry-leading drug delivery technologies, expertise and manufacturing to enable the development of high-value, differentiated therapeutics.  Nektar’s advanced drug delivery capabilities are designed to enable the company’s biotechnology and pharmaceutical partners to solve drug development challenges and realize the full potential of their therapeutics, from developing new molecular entities to managing the life cycles of established products.

This release contains forward-looking statements that reflect management’s current views as to Nektar’s business strategy, product and technology development plans and funding, collaborative arrangements, clinical trials, and other future events and operations.  These forward-looking statements involve uncertainties and other risks that are detailed in Nektar’s reports and other filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2003.  Actual results could differ materially from these forward-looking statements.

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—Tables attached—

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003 (As revised)	December 31, 2003 (As previously reported)	Difference

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$285,967	$285,967	—
Other current assets	20,531	20,531	—
Total current assets	306,498	306,498	—

Restricted investments	12,442	12,442	—
Property and equipment, net	149,388	149,388	—
Goodwill	130,120	130,120	—
Other intangible assets, net	10,963	10,963	—
Deposits and other assets	7,377	7,377	—
	$616,788	$616,788	—

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$26,797	$26,797	—
Capital lease obligations - current	1,341	1,341	—
Deferred revenue	18,719	18,719	—
Total current liabilities	46,857	46,857	—

Convertible subordinated debentures	359,988	359,988	—
Accrued rent	2,110	2,110	—
Capital lease obligations - noncurrent	31,686	31,686	—
Other long-term liabilities	11,956	11,956	—

Stockholders’ equity:
Preferred stock at par	—	—	—
Common stock at par	6	6	—
Capital in excess of par	778,500	759,292	19,208
Deferred compensation	(38)	(38)	—
Accumulated other comprehensive gain	958	958	—
Accumulated deficit	(615,235)	(596,027)	(19,208)
Total stockholders’ equity	164,191	164,191	—
	$616,788	$616,788	—

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

( In thousands, except per share information)

	Three-Months Ended December 31,			Twelve-Months Ended December 31,
	2003	2003	Difference	2003	2003	Difference
	(As revised)	(As previously reported)		(As revised)	(As previously reported)
Revenue:
Contract research revenue	$19,735	$19,735	$—	$78,962	$78,962	$—
Product sales	5,889	5,889	—	27,295	27,295	—
Total revenue	25,624	25,624	—	106,257	106,257	—

Operating costs and expenses:
Cost of goods sold	2,807	2,807	—	14,678	14,678	—
Research and development	35,230	35,230	—	131,528	131,528	—
General and administrative	6,513	6,513	—	22,017	22,017	—
Amortization of other intangible assets	983	983	—	4,219	4,219	—
Total operating costs and expenses	45,533	45,533	—	172,442	172,442	—

Loss from operations	(19,909)	(19,909)	—	(66,185)	(66,185)	—

Gain on debt extinguishment	7,698	26,906	(19,208)	12,018	31,226	(19,208)
Other income/ (expense), net	275	275	—	983	983	—
Interest income	1,223	1,223	—	5,360	5,360	—
Interest expense	(4,814)	(4,814)	—	(17,897)	(17,897)	—

Income/(loss) before provision for income taxes	(15,527)	3,681	(19,208)	(65,721)	(46,513)	(19,208)

Provision for income taxes	169	169	—	169	169	—

Net income/(loss)	$(15,696)	$3,512	$(19,208)	$(65,890)	$(46,682)	$(19,208)

Net earnings/(loss) per share:
Basic	$(0.28)	$0.06	$(0.34)	$(1.18)	$(0.84)	$(0.34)
Diluted	$(0.28)	$0.06	$(0.34)	$(1.18)	$(0.84)	$(0.34)

Weighted-average shares used to compute net
earnings/(loss) per share:
Basic	56,121	56,121		55,821	55,821
Diluted	56,121	60,868		55,821	55,821